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                                                                    EXHIBIT 23.2

                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, we hereby consent to the inclusion of our report letter dated February 8, 2001, our audit letter dated January 29, 2002 and our report letter dated January 22, 2003 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Amendment No. 1 to the Annual Report on Form 10-K of Westport Resources Corporation for the year ended December 31, 2002 (the "Amendment No. 1"), to all references to our firm and the Reserve Letters included or made a part of the Amendment No. 1.

/s/ RYDER SCOTT COMPANY, L.P.

Denver, Colorado
February 5, 2004